EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Essential Reality, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Jay Gelman, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 15, 2004


                       /s/ Jay Gelman
                       -------------------------------------
                       Jay Gelman
                       Chief Executive Officer and
                       Principal Financial Officer